                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                          [X]
Filed by a Party other than the Registrant       [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         Questcor Pharmaceuticals, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.     Title of each class of securities to which transaction applies:

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2.     Aggregate number of securities to which transaction applies:

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3.     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.     Proposed maximum aggregate value of transaction:

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5.     Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.     Amount Previously Paid:

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7.     Form, Schedule or Registration Statement No.:

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8.     Filing Party:

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9.     Date Filed:

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

                                [QUESTCOR LOGO]

                                 April 24, 2000

To Our Stockholders:

     You are cordially invited to attend the annual meeting of Stockholders of Questcor Pharmaceuticals, Inc. to be held in New York City at the New York Palace Hotel on May 22, 2000 at 9:30 a.m. local time.

     The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

     It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ CHARLES J. CASAMENTO
                                          Charles J. Casamento
                                          Chairman, President and
                                          Chief Executive Officer

                                [QUESTCOR LOGO]

                              26118 RESEARCH ROAD
                           HAYWARD, CALIFORNIA 94545

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2000

TO THE STOCKHOLDERS OF QUESTCOR PHARMACEUTICALS, INC.:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Questcor Pharmaceuticals, Inc., a California corporation (the "Company" or "Questcor Pharmaceuticals"), will be held on May 22, 2000, 9:30 a.m. local time at the New York Palace Hotel to consider and vote upon the following proposals:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve the Employee Stock Purchase Plan.

     3. To ratify the Board of Director's selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

     4. To transact such other business as may properly come before the Questcor Pharmaceuticals annual meeting or any adjournment or postponement thereof.

     The proposed amendment and other related matters are more fully described in the Proxy Statement accompanying this notice.

     Stockholders of record at the close of business on April 12, 2000, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the Company's annual meeting in person. Whether or not you expect to attend, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors

                                          /s/ ALAN C. MENDELSON
                                          Alan C. Mendelson
                                          Secretary

Hayward, California
April 24, 2000

                                [QUESTCOR LOGO]

                              26118 RESEARCH ROAD
                           HAYWARD, CALIFORNIA 94545

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Questcor Pharmaceuticals, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 22, 2000 at 9:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the New York Palace Hotel. The Company intends to mail this proxy statement and accompanying proxy card on or about April 24, 2000 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, D.F. King & Co., Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but D.F. King & Co., Inc. will be paid its customary fee, estimated to be about $4,000.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on April 12, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 23, 2000, the Company had outstanding and entitled to vote 24,724,973 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 26118 Research Road, Hayward, California 94545, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 18, 2000. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is not later than the close of business on the sixtieth
(60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are eight nominees for the eight Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. With the exception of Mr. Spitznagel, each nominee listed below is currently a director of the Company.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE

NOMINEES

     The names of the nominees and certain information about them are set forth below:

                                                   PRINCIPAL OCCUPATION/POSITION
          NAME               AGE                       HELD WITH THE COMPANY
          ----               ---                   -----------------------------
Mr. Charles J. Casamento     54     President, Chief Executive Officer and Chairman of the
                                    Board
Robert I. Allnutt, J.D.      65     Management Consultant; Director
Mr. Digby W. Barrios         62     President, Secretary and Treasurer of Drug Royalty USA Inc.
                                    and DRC USA, Inc.; Director
Mr. Frank J. Sasinowski      47     Partner, Hyman, Phelps & McNamara, P.C.; Director
Mr. Jon S. Saxe              63     Past President of Protein Design Labs; Director
Roger G. Stoll, Ph.D.        57     Executive Vice President of Fresenius Medical Care North
                                    America; Director
Virgil Thompson              61     President, CEO and Director Bio-Technology General
                                    Corporation; Director
John T. Spitznagel           58     Past President and CEO of Roberts Pharmaceutical Company

     Mr. Casamento joined the Company as President, Chief Executive Officer and Chairman of the Board in November 1999. Prior to joining the Company, Mr. Casamento served as President, Chief Executive Officer and Chairman of RiboGene Inc. from June 1993 until November 1999. He was co-founder, President and CEO of Interneuron Pharmaceuticals, Inc., a biopharmaceutical company from March 1989 until May 1993. Mr. Casamento has also held management positions at Genzyme Corporation, American Hospital Supply, Johnson & Johnson, Hoffmann LaRoche Inc. and Sandoz Inc. Mr. Casamento is also a director of CORTEX

Pharmaceuticals, a biopharmaceutical company and two not-for-profit organizations. Mr. Casamento holds a bachelor's degree in Pharmacy from Fordham University and an M.B.A. degree from Iona College.

     Mr. Allnutt, joined the Company's Board of Directors in 1996. He has been a management consultant since February 1995. Mr. Allnutt served as Executive Vice President of the Pharmaceutical Manufacturers Association from May 1985 until February 1995. Mr. Allnutt is also a director of CORTEX Pharmaceuticals, Inc. and in February 1999 he was appointed Chairman of the Board of that company. He is also a director of several private and charitable organizations. Mr. Allnutt holds a B.S. degree in Industrial Engineering from Virginia Polytechnic Institute and a Juris Doctorate and L.L.M. degrees from George Washington University School of Law.

     Mr. Barrios joined the Company's Board of Directors in August 1996. Mr. Barrios was also a member of the Board of Directors of RiboGene, Inc. from August 1996 through November 17, 1999. He is President, Secretary and Treasurer of Drug Royalty USA and DRC USA. From 1982 to 1992, Mr. Barrios served in various positions with Boehringer Ingelheim Corporation, a pharmaceutical manufacturer, most recently as the President and Chief Executive Officer. Mr. Barrios also serves as a director of Drug Royalty Corporation, a technology investment company; Sepracor, Inc., a pharmaceutical company, Sheffield Pharmaceuticals, a pharmaceutical company; and several private organizations. Mr. Barrios holds a B.S. in Chemistry and Biology from Loyola University.

     Mr. Sasinowski, a former RiboGene Director, joined the Company's Board of Directors in November 1999. Since 1987, he has been a partner with Hyman, Phelps & McNamara, P.C., a food and drug law firm. From December 1983 to June 1987, Mr. Sasinowski served in various positions with the United States Food and Drug Administration. Mr. Sasinowski holds a Masters of Science in nutritional sciences and a Masters of Public Health from the University of California at Berkeley. He also earned a Bachelor of Science in biological sciences and genetics from Cornell University and a Juris Doctorate from the Georgetown University Law Center.

     Mr. Saxe, a former RiboGene Director, joined the Company's Board of Directors in November 1999. He has been a director since 1989 and President from 1995 to 1999 of Protein Design Labs, Inc., a biotechnology company. During 1999, he was an executive in residence at Institutional Venture Partners. Mr. Saxe also serves as a director of ID Biomedical Corporation, Incyte Pharmaceuticals, Inc., Insite Vision, Inc. and several private companies. Mr. Saxe holds a B.S. degree in Chemical Engineering from Carnegie-Mellon University, a Juris Doctorate from George Washington University School of Law and an L.L.M. from New York University School of Law.

     Dr. Stoll, a former RiboGene Director, joined the Company's Board of Directors in November 1999. He has been Executive Vice President of Fresenius Medical Care North America, since the end of 1998. Prior to that, he was President and Chief Executive Officer of Ohmeda, Inc., a medical goods and services company, from 1991 to 1998. From May 1986 to October 1991, Dr. Stoll was a senior executive within Bayer AG, where he served as Executive Vice-President and General Manager of its worldwide Diagnostic Business Group. Dr. Stoll currently serves on the board of directors of St. Jude Medical, Inc., a cardiovascular medical devices company, and Collaborative Clinical Research, Inc, a clinical research company. Dr. Stoll holds a B.S. degree in Pharmacy from Ferris State University, a Ph.D. in Biopharmaceutics from the University of Connecticut and post-doctoral studies at the University of Michigan.

     Mr. Thompson, joined the Company's Board of Directors in January 1998. Mr. Thompson has been a member of the Board of Directors of Bio-Technology General Corporation, a publicly-held developer, manufacturer and marketer of genetically-engineered and other products for human health care, since 1994, and in May 1999 became President and Chief Operating Officer. He served as the President and Chief Executive Officer and a member of the board of directors of Cytel Corporation from January 1996 to May 1999. He was the President and Chief Executive Officer of CIBUS Pharmaceutical, Inc. from July 1994 to January 1996. Mr. Thompson was the President of Syntex Laboratories, Inc. from August 1991 to August 1993 and an Executive Vice President of Syntex from March 1986 to August 1991. Mr. Thompson is also a director of Aradigm Corporation.

     John T. Spitznagel joined Roberts Pharmaceutical Company in Eatontown, New Jersey in March 1996 as Executive Vice President, Worldwide Sales and Marketing. He served on the Roberts' Board of Directors from July 1996 and was elected to the position of President and Chief Executive Officer on September 1, 1997. As CEO, Mr. Spitznagel repositioned Roberts to focus on Oncology, Gastroenterology and Neurology. Mr. Spitznagel serves as a member of the Board of Directors and Consultant to Shire. Prior to joining Roberts, Mr. Spitznagel served as President of Reed and Carnrick Pharmaceuticals (1990-1995) and as Chief Executive Officer of BioCryst Pharmaceuticals (1989-1990). From 1979 through 1989, he held various positions with Wyeth-Ayerst Laboratories, advancing from Marketing Director to Senior Vice President of Marketing and Sales. Mr. Spitznagel was employed by Roche Laboratories (1971-1979) and by Warner Lambert (1966-1971) in sales, marketing and management positions. Mr. Spitznagel received his undergraduate degree from Rider University and a M.B.A. from Fairleigh Dickinson University.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors held four meetings during the fiscal year ending July 31, 1999. Each of the Directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively. The Board of Directors has a Compensation Committee, which met twice during the fiscal year and an Audit Committee which met once during the fiscal year.

     The Board of Directors held five meetings during the period from August 1, 1999 to December 31, 1999. Each of the Directors attended at least 80% of the aggregate number of meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

     The Audit Committee of the Board of Directors is responsible for reviewing and supervising the financial controls of the Company, including the selection of the Company's auditors, the scope of the audit procedures, the nature of the services to be performed by and the fees to be paid to the Company's independent auditors, and any changes to the accounting standards of the Company. The Audit Committee was composed of two non-employee directors: Mr. Allnutt and Dr. Vukovich during the fiscal year ended July 31, 1999. For the five months ended December 31, 1999, the Audit Committee was composed of three non-employee directors: Mr. Allnutt, Mr. Thompson and Mr. Saxe.

     The Compensation Committee of the Board of Directors is responsible for setting the initial salary and stock options grants for new executive officers, for making salary adjustments, awarding bonuses and/or additional stock option grants to executive officers, and for developing incentive compensation programs for such officers. The Compensation Committee was composed of two non-employee directors: Mr. Thompson and Dr. Vukovich during the fiscal year ended July 31, 1999. For the five months ended December 31, 1999, the Compensation Committee was composed of three non-employee directors: Dr. Stoll, Chairman, Mr. Allnutt and Mr. Sasinowski.

                                   PROPOSAL 2

          APPROVAL OF THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors adopts, subject to stockholder approval, the Questcor Pharmaceuticals, Inc. 2000 Employee Stock Purchase Plan ("the Plan") and hereby authorizes and reserves 600,000 shares of the Company's Common Stock for issuance under the Stock Purchase Plan. The purpose of the Plan is to provide a means by which employees of Questcor Pharmaceuticals, Inc., a California corporation (the "Company"), and its Affiliates, may be given an opportunity to purchase stock of the Company. The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     Stockholders are requested in this Proposal 2 to approve the Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Plan.

     The essential features of the Employee Stock Purchase Plan are outlined below:

ADMINISTRATION

     The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in the Plan. Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan: (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical). (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan. (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. (iv) To amend the Plan as provided in paragraph 13.
(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.
(c) The Board may delegate administration of the Plan to a Committee composed of two (2) or more members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

SHARES SUBJECT TO THE PLAN

     Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate six hundred thousand (600,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

GRANT OF RIGHTS; OFFERING

     The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

     If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

ELIGIBILITY

     Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

     The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that: (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right; the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering. (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee. (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time. (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

RIGHTS; PURCHASE PRICE

     On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee (or fifteen percent (15%) in the absence of any designation) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

     In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given

Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of: (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or
(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

PARTICIPATION; WITHDRAWAL; TERMINATION

     An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. "Earnings" is defined as an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), and may also include or exclude (as provided for each Offering) the following items of compensation: bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

     At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of a participant's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

     Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

EXERCISE

     On each Purchase Date specified in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering document specifically provides otherwise. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

     No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

COVENANTS OF THE COMPANY

     During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

     The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

USE OF PROCEEDS FROM STOCK

     Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

RIGHTS AS A STOCKHOLDER

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shares acquired upon exercise of rights hereunder are recorded in the books of the Company.

ADJUSTMENTS UPON CHANGES IN STOCK

     If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

AMENDMENT OF THE PLAN

     The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or any Nasdaq or securities exchange requirements.

     The Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

DESIGNATION OF BENEFICIARY

     A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

     Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

TERMINATION OR SUSPENSION OF THE PLAN

     The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

EFFECTIVE DATE OF PLAN

     The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of Questcor Pharmaceuticals common stock as of March 23, 2000 by: (i) each stockholder who is known by Questcor Pharmaceuticals to own beneficially more than 5% of Questcor Pharmaceuticals common stock; (ii) each named executive officer of Questcor Pharmaceuticals; (iii) each director of Questcor Pharmaceuticals; and (iv) all directors and executive officers of Questcor Pharmaceuticals as a group.

                                                          SHARES BENEFICIALLY
                                                               OWNED(1)
                                                        -----------------------
               NAME OF BENEFICIAL OWNER                  NUMBER      PERCENTAGE
               ------------------------                 ---------    ----------
Dr. Lindsay Rosenwald(2)..............................  1,864,893       7.25%
  787 Seventh Avenue
  New York, NY 10079
Paul J. Marangos(3)...................................  1,594,937       6.43%
  2714 Lakes Avenue West
  Carlsbad, CA 92008
Richard B. Levine.....................................  1,323,082       5.35%
  P.O. Box 2635
  La Jolla, CA 92038
Charles J. Casamento(4)...............................    631,082       2.50%
Digby Barrios(5)......................................    119,812          *
Frank Sasinowski(6)...................................     11,837          *
Jon Saxe(7)...........................................     11,814          *
Roger G. Stoll, Ph.D.(8)..............................      8,378          *
Virgil Thompson(9)....................................     50,022          *
Robert Allnutt(10)....................................     38,939          *
Brian Sullivan(11)....................................     65,103          *
Hans P. Schmid........................................         --          *
All executive officers and directors as a group (9
  persons)(12)........................................    931,987       3.63%

---------------
  *  Less than one percent

 (1) Calculated in accordance with Rule 13d-3 promulgated under the Exchange Act based on 24,724,973 shares of capital stock outstanding as of March 23, 2000.

 (2) Includes 724,890 shares issuable upon exercise of outstanding Placement Agent Unit Options, 556,211 shares held by The Aries Master Fund and 306,130 shares held by the Aries Domestic Fund L.P. Also includes 179,189 shares issuable upon exercise of outstanding Class A Warrants and Placement Agent Unit Options held by The Aries Master Fund and 98,624 shares issuable upon exercise of Class A Warrants and Placement Agent Unit Options held by the Aries Domestic Fund L.P. Dr. Rosenwald is the general partner of the Aries Domestic Fund L.P. and the investment manager to The Aries Master Fund. Dr. Rosenwald disclaims ownership of the securities held by the Aries Domestic Fund L.P. and The Aries Master Fund, except to the extent of his pecuniary interest therein, if any.

 (3) Includes options to purchase 75,000 shares exercisable within 60 days of 3/23/00.

 (4) Includes 10,968 shares held by various family members of Mr. Casamento that Mr. Casamento may be deemed to beneficially own: 56,504 shares subject to repurchase as of 3/23/00 and options to purchase 490,869 shares exercisable within 60 days of 3/23/00.

 (5) Includes options to purchase 109,812 shares exercisable within 60 days of 3/23/00.

 (6) Includes options to purchase 11,837 shares exercisable within 60 days of 3/23/00.

 (7) Includes options to purchase 7,233 shares exercisable within 60 days of 3/23/00.

 (8) Includes options to purchase 8,378 shares exercisable within 60 days of 3/23/00.

 (9) Includes options to purchase 45,957 shares exercisable within 60 days of 3/23/00.

(10) Includes options to purchase 31,874 shares exercisable within 60 days of 3/23/00.

(11) Includes options to purchase 65,103 shares exercisable within 60 days of 3/23/00.

(12) See footnotes (4)-(11)

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the five months ended December 31, 1999 and the fiscal year ended July 31, 1999. All Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     The Company compensates its non-employee directors for their service on the Board with an initial grant of 25,000 options under the 1993 Non-Employee Equity Incentive Plan and an annual grant of 10,000 stock options under the Plan upon reappointment by the shareholders as a director. Options granted under the 1993 Plan have an exercise price equal to 85% of the fair market value of the Company's Common Stock on the date of the grant and vest in 48 equal monthly installments commencing on the date of the grant, provided the non-employee director serves continuously on the Board during the month.

     Through November 1999, the Company paid a bonus award of $2,000 in common stock to non-employee directors for each Board of Director meeting attended. The number of shares of common stock issued with each bonus is equal to $2,000 divided by the ten-day average of the closing sales price for the common stock as quoted on the American Stock Exchange, Inc. for the ten trading days immediately preceding the date of the board meeting at which the bonus is earned. The stock bonuses are 100% vested on the date of the grant. For the five months ended December 31, 1999, the total value of compensation paid to non-employee directors was $54,000. In December 1999, the Company paid each non-employee director a per meeting fee of $2,000. For the five months ended December 31, 1999, meeting fees totaled $12,000.

     The Company also reimburses its directors who are not employees for their reasonable expenses incurred in attending meetings. No additional fees are paid for participation in committee meetings. Directors who are officers of the Company receive no additional compensation for Board service.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows, for the five months ended December 31, 1999 and fiscal years ended July 31, 1999, 1998 and 1997, compensation awarded or paid to, or earned by, the Company's executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL                   LONG-TERM
                                              COMPENSATION(1)          COMPENSATION AWARDS
                                            --------------------   ----------------------------
                                                                    RESTRICTED     SECURITIES      ALL OTHER
                                FISCAL                                STOCK        UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR       SALARY($)   BONUS($)   AWARDS($)(3)   OPTIONS(#)(4)    ($)(1)(3)
---------------------------  ------------   ---------   --------   ------------   -------------   ------------
Charles J. Casamento,        8/1-12/31/99   $ 42,656    $    --        --           1,068,549       $     --
  President Chief Executive
  Officer and Chairman of
  the Board(2)
Paul J. Marangos,            8/1-12/31/99    116,106     25,000        --                  --        483,000
  Former President                   1999    241,501         --        --              50,000             --
  Chief Executive                    1998    224,827         --        --                  --             --
  Officer(2)                         1997    214,019         --        --                  --             --
Zofia Dziewanowska           8/1-12/31/99     36,709         --        --                  --             --
  Former Senior Vice                 1999    191,346         --        --              26,250             --
  President of Drug                  1998    120,962         --        --             175,000             --
  Development and
  Regulatory Affairs(3)
David W. Nassif              8/1-12/31/99    108,657     82,415        --                  --             --
  Former Senior Vice                 1999    178,154         --        --              40,000             --
  President, CFO and                 1998    164,315         --        --              40,000             --
  Secretary(3)                       1997    146,554         --        --              15,000             --
Brian Sullivan               8/1-12/31/99     30,481     34,943        --                  --             --
  Vice President of                  1999     87,215         --        --             120,000             --
  Product Development                1998    102,354         --        --              10,000             --
Hans Schmid(4)               8/1-12/31/99      5,711      7,500        --                  --             --
  Vice President, Finance
  and Administration, CFO

---------------
(1) In accordance with the Commission rules, other annual compensation in the form of prerequisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year.

(2) Mr. Casamento replaced Mr. Marangos as President/CEO on November 17, 1999. Mr. Casamento's annual salary effective November 17, 1999 was $341,250. See employment agreements.

(3) Severance pay for Mr. Marangos. In addition, severance payments for Dr. Dziewanowska and Mr. Nassif of $147,000 and $180,000 respectively were made in January 2000.

(4) Mr. Schmid joined the company December 21, 1999, at an annual salary of $165,000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options to the Named Executive Officers during the five months ended December 31, 1999 and the fiscal year ended July 31, 1999.

                                                                                          POTENTIAL
                                          INDIVIDUAL GRANTS                          REALIZABLE VALUE AT
                                  ----------------------------------                    ASSUMED ANNUAL
                                               PERCENTAGE                            RATES OF STOCK PRICE
                                  SECURITIES    OF TOTAL    EXERCISE                     APPRECIATION
                                  UNDERLYING    OPTIONS     OR BASE                   FOR OPTION TERM(3)
                                   OPTIONS     GRANTED TO    PRICE     EXPIRATION   ----------------------
              NAME                   (#)       EMPLOYEES     ($/SH)       DATE       5%($)        10%($)
              ----                ----------   ----------   --------   ----------   --------    ----------
AUGUST 1 TO DECEMBER 31,
  1999(1):
Charles J. Casamento............  1,068,349       76.0%      $1.25      11/18/09    $840,006    $2,128,740
Brian Sullivan..................    100,000        7.1%       1.25      11/18/09      78,612       199,218
FISCAL 1999(2):
Paul J. Marangos................     30,000       11.0%       2.44        9/4/08      76,725       194,437
Zofia E. Dziewanowska...........     26,250        5.8%       2.44        9/4/08      40,281       102,079
David W. Nassif.................     40,000        8.8%       2.44        9/4/08      61,380       153,549
Brian Sullivan..................     20,000        4.4%       2.44        9/4/08      30,690        77,775

---------------
(1) Based on options to purchase 1,405,549 shares of Common Stock granted to employees in the period 8/1/99-12/31/99. Does not include options granted at the close of the merger with RiboGene, Inc., to former employees of RiboGene in exchange for their RiboGene options.

(2) Based on options to purchase 456,050 shares of Common Stock granted to employees in fiscal 1999.

(3) The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation of five percent and ten percent is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of the stock price performance. The potential realizable value is calculated by assuming that the fair value of the Common Stock at the date of the grant, as determined by the Board of Directors, appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

     In the five months ended December 31, 1999 and the fiscal year ended July 31, 1999, no options for shares of Common Stock were exercised by Mr. Casamento, Mr. Marangos, Dr. Dziewanowska, Mr. Nassif and Dr. Sullivan pursuant to purchase rights granted under the 1992 Stock Plan.

              AGGREGATED OPTION EXERCISES IN THE FIVE MONTH PERIOD
                ENDED DECEMBER 31, 1999 AND FISCAL YEAR 1999 AND
      DECEMBER 31, 1999 AND FISCAL YEAR ENDED JULY 31, 1999 OPTION VALUES

     There were no option exercises by the Chief Executive Officer or any of the Named Executive Officers during the five months ended December 31, 1999 or the Fiscal Year ended July 31, 1999. The following table presents certain information with respect to the value at December 31, 1999 and July 31, 1999, of options held by the Chief Executive Officer and each of the Named Executive Officers. The value of the Company's Common Stock from the date of the grant through December 31, and July 31, 1999 (the last trade in the Company's Common Stock was executed at $1.25 and $2.13, respectively). The value actually realized upon future options exercises by the Chief Executive Officer and the Named Officers will depend on the value of the Company's common stock at the time of exercise.

                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN-THE
                                             UNDERLYING OPTIONS(#)(1)            MONEY OPTIONS($)(2)
                                           -----------------------------    -----------------------------
                  NAME                     EXERCISABLE    UNEXCERCISABLE    EXERCISABLE    UNEXCERCISABLE
                  ----                     -----------    --------------    -----------    --------------
AUGUST 1 TO DECEMBER 31, 1999:
Charles J. Casamento.....................    284,412        1,550,351           --              --
Brian Sullivan...........................     48,697          120,053
FISCAL 1999:
Paul J. Marangos.........................     28,123           46,877           --              --
Zofia E. Dziewanowska....................     82,030          119,220           --              --
David W. Nassif..........................    121,250           98,750           --              --
Brian Sullivan...........................     44,791           23,959           --              --

---------------
(1) Includes both in-the-money and out-of-the-money options. "in-the-money" options are options with exercise prices below the market price of the Company's common stock.

(2) Based on the fair market value of the underlying shares on the December 31, 1999 and July 31, 1999, less the respective exercise or base price. Excludes out-of-the money options.

                             EMPLOYMENT AGREEMENTS

     In August 1999, the Company entered into an employment agreement with Charles J. Casamento, President, Chief Executive Officer and Chairman of the Board of Directors of the Company. The agreement provides for an annual base salary of $341,250 prior to January 1, 2000, and at an annual rate of not less than $375,000 thereafter, subject to annual review. The Company will provide Mr. Casamento with the opportunity to receive an additional annual bonus for each fiscal year of the Company. The amount of the bonus shall be 50% of the annual rate of base salary, and the Board shall determine the terms and conditions under which Mr. Casamento will receive all or a portion of this bonus opportunity for each fiscal year of the Company.

     Under the agreement, Mr. Casamento was granted an option to purchase 403,549 shares of Common Stock at an exercise price equal to the closing price of the Company Common Stock at the then fair market value of the Common Stock which vests over a four year period commencing on the date of the grant. In addition, Mr. Casamento was granted an option to purchase 665,000 shares of Company Common Stock at an exercise price equal to the closing price of the Company Common Stock at the then fair market value of the Common Stock which becomes vested on the fifth anniversary of the date of the grant.

     The agreement also provides that, in the event Mr. Casamento's employment is terminated without cause, he will receive, as severance, continued payment of his then base salary for eighteen months and a pro rated portion of his annual bonus following such termination.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE

     The Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") is responsible for (i) recommending the type and level of compensation for directors, officers and employees of the Company, and (ii) administering the Company's equity incentive Equity Incentive Plans. The Committee is also responsible for reviewing the performance of the Company's executive officers. Compensation for directors, officers and employees of the Company are approved by the Board.

     The Committee is composed of three members of the Board: Roger G. Stoll, Frank J. Sasinowski and Robert F. Allnutt. Messrs. Stoll, Sasinowski and Allnutt have never served as employees of the Company or its subsidiaries.

     This report describes the philosophy that underlies the components of the Company's executive compensation programs. It also describes the details of the key elements of such programs, as well as the rationale for compensation paid to the Company's Chief Executive Officer and its officers in general.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Committee believes that all officers and employees should be compensated based on their contribution to the Company and to building sustainable long-term value for the Company's stockholders. In determining specific compensation programs, the Committee considers individual and group performance, including successful achievement of business, management and research objectives, and maintenance of strong relationships with the firm's collaborators. The Committee strives to design compensation programs that will tie individual rewards to the Company's success and align interests between officers, employees and stockholders of the Company. The Committee also strives to design compensation programs that help retain its officers and employees and encourage personal and professional development and growth.

  Compensation Of Officers Generally

     Officer compensation programs typically consist of four components: base salaries, bonuses, equity incentives and other compensation. Base salaries are established on the basis of the officer's experience, salary history and contribution to the Company. Bonuses are established on the basis of individual achievement of established objectives and overall corporate performance. Equity incentives typically consist of stock purchases and stock option grants under the Company's equity incentive Plans. Stock options are granted as inducements to employment with the Company, to aid in retention and to align the interest of such officers with those of the Company's stockholders. Other compensatory components typically consist of loans granted to officers in connection with purchases of shares of the Company's common stock under the Company's equity incentive Plans, relocation expenses, insurance premiums and similar payments. All components are evaluated annually to ensure that such components are appropriate and consistent with the strategic business objectives of the Company, corporate culture, and with enhancing stockholder value.

  Base Salary

     Base salaries for the Company's officers are established at competitive levels according to the salaries attributable to comparable positions at comparable companies within the healthcare, management consulting and information services industries. The Committee reviews the base salary of each officer annually. The Committee considers each officer's level of responsibility, experience and overall contribution to the Company. The Committee also considers equity and fairness in setting the base salary of its officers. In making salary recommendations, the Committee exercises discretion based on the foregoing criteria. The Committee does not apply a specific formula to determine the weight of each factor considered.

  Bonuses

     Bonuses for the Company's officers are determined based on the attainment of specific business, management and research objectives. These objectives vary depending upon the position or role of the individual officer. The Committee also considers each officer's contribution to the Company's financial performance and organizational growth. The Board establishes specific objectives for each officer the beginning of each year.

  Stock Options and Other Equity Incentives

     The Committee administers the following equity incentive Plans for the
Company: (i) the 1992 Stock Option Plan, and (ii) the 1993 Non-Employee Directors Stock Option Plan (collectively, the "Plans"). The Company's officers can receive stock option grants and other equity-based incentives under the Stock Option Plan. The Company's officers may also receive non-statutory stock option grants that are not pursuant to any of the Company's Plans.

     Options to purchase shares of the Company's Common Stock are granted as incentives to the Company's officers, to aid in the retention of such officers and to align the interests of such officers with those of the stockholders.

     The Committee grants incentive stock options to officers and employees of the Company. Options granted during the five months ended December 31, 1999 and the fiscal year ended July 31, 1999, were granted at a price equal to 100% of the fair market value of the Company's common stock on the date of grant.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides in general that companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to any Named Executive Officer, except to the extent such excess constitutes performance-based compensation. In order for incentive compensation to qualify as performance based compensation under
Section 162(m), the Company's discretion to grant awards must be strictly limited. The Company does not currently intend to qualify its incentive compensation Equity Incentive Plans under Section 162(m). The policy of the Company is to qualify future compensation arrangements to ensure deductibility, except in those cases where stockholder value is maximized by an alternative approach.

CHIEF EXECUTIVE OFFICER COMPENSATION

     After November 1999, prior to January 1, 2000, Mr. Casamento's base salary was not less than $341,250 and after January 1, 2000, not less than $375,000. Mr. Casamento has the opportunity to receive an additional annual bonus for each fiscal year of the Company in an amount up to 50% of Mr. Casamento's base salary. Additionally, during 1999, Mr. Casamento was granted an option to purchase 1,068,549 shares of common stock. In determining Mr. Casamento's 1999 salary, the Committee took into account (i) Mr. Casamento's recent performance as CEO of RiboGene Inc., (ii) the scope of Mr. Casamento's responsibilities, and
(iii) the Board's confidence in Mr. Casamento to lead the Company's continued development.

     The foregoing report has been approved by all of the members of the Committee.

                                          THE COMPENSATION COMMITTEE
                                          Roger G. Stoll, Ph.D., Chairman
                                          Frank J. Sasinowski
                                          Robert I. Allnutt

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return, as of December 31, 1999, on an investment of $100 in cash in (i) the Company's Common Stock, (ii) the NASDAQ Pharmaceuticals Index and (iii) the Amex Market Value Index.

                 COMPARISON OF 1 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG QUESTCOR PHARMACEUTICALS, INC.,
                          THE AMEX MARKET VALUE INDEX
                      AND THE NASDAQ PHARMACEUTICALS INDEX
[PERFORMANCE GRAPH]

                                                        QUESTCOR                AMEX MARKET VALUE
                                                    PHARMACEUTICALS,            -----------------                NASDAQ
                                                          INC.                                               PHARMACEUTICALS
                                                    ----------------                                         ---------------
11/17/99                                                 100.00                      100.00                      100.00
12/99                                                    100.00                      114.08                      143.94

         * $100 INVESTED ON 11/17/99 IN STOCK OR ON 10/31/99
          IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
          FISCAL YEAR ENDING DECEMBER 31.

CERTAIN TRANSACTIONS

     Neither the Company, nor any of its directors, nominees, officers or beneficial owners of more than 5% of the Company's outstanding Common Stock are parties to any relationships or transactions described in Item 404 of Regulation S-K promulgated by the SEC other than as a result of the proposed.

---------------
(1) This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ ALAN C. MENDELSON
                                          Alan C. Mendelson
                                          Secretary

Hayward, California

       QUESTCOR PHARMACEUTICALS, INC.              PROXY       ANNUAL MEETING OF STOCKHOLDERS
             26118 RESEARCH ROAD                               MAY 22, 2000
          HAYWARD, CALIFORNIA 94545                            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                                               OF QUESTCOR PHARMACEUTICALS, INC. (THE "COMPANY")

The undersigned hereby appoints Charles J. Casamento and Hans P. Schmid, and each of them or their designee(s), with full power of substitution, to act as attorneys and proxies of the undersigned, to vote all of the shares of the Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the New York Palace Hotel, 455 Madison Avenue, New York, New York, on Monday, May 22, 2000 at 9:30 a.m. local time, and at any and all adjournments or postponements thereof, with all of the powers which the undersigned would possess if personally present, upon and in respect of the following proposal and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. The proposal referred to herein is described in detail in the accompanying joint proxy statement/prospectus.
THE SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

1. To elect as director the nominees listed below        FOR [ ]        WITHHELD [ ]
  Nominees: Charles J. Casamento, Robert I. Allmitt, J.D., Digby W. Barrios, Frank J. Sasinowski,
Jon S. Saxe, Roger G. Stoll, Ph.D., Virgil Thompson and John T. Spitznagel.
  (Instructions: To withhold the authority to vote for one individual nominee, write the nominee's name in the space provided below.)

----------------------------------------------------------------------------------------------------

1. To elect as director the nominees listed below
  Nominees: Charles J. Casamento, Robert I. Allmi
Jon S. Saxe, Roger G. Stoll, Ph.D., Virgil Thomps
  (Instructions: To withhold the authority to vot  (Instructions: To withhold the authority to vote
                                 name in the spac   for one individual nominee, write the nominee's
                                                           name in the space provided below.)
----------------------------------------------------------------------------------------------------

2. To approve the Questcor's 2000 Employee Stock Purchase Plan and to authorize and reserve 600,000 shares of the Company's Common Stock for issuance under the Stock Purchase Plan.

                       FOR                                             WITHHELD
                       [ ]                                                [ ]

                       FOR                                              ABSTAIN
                       [ ]                                                [ ]

3. To ratify the Board of Director's selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

                       FOR                                             WITHHELD
                       [ ]                                                [ ]

                       FOR                                              ABSTAIN
                       [ ]                                                [ ]

4. To transact such other business as may properly come before the Questcor annual meeting or any adjournment or postponement thereof.

                       FOR                                             WITHHELD
                       [ ]                                                [ ]

                       FOR                                              ABSTAIN
                       [ ]                                                [ ]

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE LISTED PROPOSITIONS.
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the Stockholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated April 13, 2000, Annual Report on Form 10-K and the 1999 Annual Report.

                                                       Please sign exactly as
                                                       your name appears hereon.
                                                       If the stock is
                                                       registered in the names
                                                       of two or more persons,
                                                       each should sign.
                                                       Executors,
                                                       administrators, trustees,
                                                       guardians and
                                                       attorneys-in-fact should
                                                       add their titles. If
                                                       signer is a partnership,
                                                       please sign in
                                                       partnership name by
                                                       authorized person.

Date:
----------------------------------------   Signature:
---------------------------------------------------------------

Date:
----------------------------------------   Signature:
---------------------------------------------------------------

  PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                           POSTPAID RETURN ENVELOPE.